SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2001

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-32837	75-2749762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17103 Preston Road Suite 200 North Dallas, Texas		75248
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:  (972) 713-3500

Not Applicable
(Former name or former address, if changed since last report)

Item 7(c).  EXHIBITS

             99.1     Presentation Materials

Item 9.   REGULATION FD DISCLOSURE

             Attached hereto is a copy of materials dated September 28, 2001 and prepared with respect to presentations to investors and others that may be made by senior officers of United Surgical Partners International, Inc. (the "Company").  These materials are also available on the Company's website at www.unitedsurgical.com.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Surgical Partners International, Inc.

	By:	/s/ Mark A. Kopser

Mark A. Kopser
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer and duly authorized
to sign this report on behalf of the Registrant)

	By:	/s/ John J. Wellik

John J. Wellik
Vice President and Controller
(Principal Accounting Officer)
Date: September 28, 2001